SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                   FORM 8-K/A3


              Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                         Date of Report: April 4, 2001
                       ---------------------------------
                       (Date of earliest event reported)



                     Advanced Deposition Technologies, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter





       Delaware                  1-12230               04-2865714
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(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                      Identification No.)




          580 Myles Standish Boulevard, Taunton, Massachusetts 02780
          ----------------------------------------------------------
            (Address and Zip Code of Principal Executive Offices)


Registrant's telephone number including area code: (508) 823-0707
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Item 3.  Bankruptcy or Receivership

     On April 4, 2001, Advanced Deposition Technologies, Inc. (the "Company, "we" or "us") filed a voluntary petition for reorganization under Chapter Eleven of the Bankruptcy Act with the United States Bankruptcy Court in the District of Massachusetts (File No. 01-12803).

Item 4.  Changes in the Registrant's Certifying Accountant

     On April 2, 2001, Ernst & Young, L.L.P. ("Ernst & Young"), which had served as our independent accountants and had been retained for our fiscal year ended December 31, 2000, resigned as our independent accountants. Ernst & Young has not issued a report for the year ended December 31, 2000.

     BDO Seidman, L.L.P. ("BDO Seidman") served as our independent accountants for the fiscal years ended December 31, 1999 and December 31, 1998. BDO Seidman's reports on the financial statements for our fiscal years ended December 31, 1999 and December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.

     We are not aware of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K with BDO Seidman during the fiscal years ended December 31, 1999 and December 31, 1998 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We have been notified by Ernst & Young, however, that it is no longer willing to accept management's representations as a result of the improper recognition of a revenue transaction which led to a current dispute between us and our primary lender regarding the eligibility of certain accounts receivable under our loan documents. These matters have been discussed with our Audit Committee and we believe that we have properly accounted for the revenues generated from all of such sales (see Item 5, below).

     We are in the process of seeking new independent accountants to report on our financial statements for the fiscal year ended December 31, 2000. When we retain a successor accounting firm, we will file a Current Report on Form 8-K with respect thereto.

      A copy of a letter addressed to the Commission from Ernst & Young dated April 10, 2001 is attached hereto as Exhibit 16.1 in accordance with the provisions Item 304(a)(3) of Regulation S-K.

Item 5. Other Events

     On March 29, 2001, our principal lender, National Bank of Canada ("Bank of Canada") notified us that it was declaring us to be in default under our loan agreements and that it was accelerating the payment of all amounts due it. Bank of Canada informed us that it was declaring an "Event of Default" under our loan documents because it said we breached our loan agreements "by knowingly representing to the Bank that certain accounts qualify as Eligible Accounts (as defined under the Loan Agreement) for the purpose of obtaining Revolving Loans, when in fact such accounts were known to be ineligible." Our representations, which Bank of Canada claimed to be inaccurate, arise from a

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dispute between us and Bank of Canada as to whether or not certain sales made by us to a company located in the United States (owned by the brother of Glenn
J. Walters , our Chief Executive Officer) which in turn sold the same goods to our subsidiary in Spain ("DNA Spain"), qualified as sales to an "Eligible Account" for the purposes of determining our "borrowing base" under our revolving line of credit. On April 4, 2001 at approximately 9:30 a.m., Bank of Canada came to our offices unannounced and attempted to take possession of all of our assets as collateral for its loan. In response to this action by Bank of Canada, we immediately hired reorganization counsel and filed for protection under Chapter 11 of the Bankruptcy Code that same day.

     An "Eligible Account" was defined by our loan agreements as being an account receivable owing to us which: (a) was not unpaid more than 90 days after invoice date; (b) arose in the ordinary course of our business as a result of services which have been performed for or the sale of goods which have been shipped to the account debtor; (c) was the legal, valid and binding obligation of the account debtor thereunder, was assignable, was owned by us free and clear of all encumbrances (except in favor of the lender) and was not evidenced by a promissory note or other instrument (other than an invoice);
(d) was not owing from any account debtor which was at that time an Affiliate or which was not located in the United States; (e) had not been reduced and was not subject to reduction, as against us, our agents or our lender, by any offset, counterclaim, adjustment, credit, allowance or other defense, and as to which there was no (and no basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, or any request for credit or adjustments; (f) was not uncollectible for any reason, including, without limitation, any bankruptcy, insolvency or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor, all as determined by our lender in its reasonable discretion, and was not owing from an account debtor who has accounts payable owing to us of which 25% or more of such accounts payable are not Eligible Accounts; (g) was not owing from any Affiliate or supplier to us
(h) was owing from an account debtor located in the United States, Canada or Puerto Rico, unless such Account was (i) backed by a letter of credit in favor of us and otherwise in form and substance acceptable to our lender, and all of our rights under such letter of credit, including without limitation our rights to collect any proceeds or amounts thereunder, have been duly and validly assigned to our lender and to no other party (and the financial institution issuing such letter of credit has acknowledged such assignment without objection or reservation), or (ii) insured under insurance policies in form and substance acceptable to our lender and which were issued by insurers acceptable to our lender, and all of our rights under such insurance policies, including without limitation our rights to collect any proceeds or amounts thereunder, had been duly and validly assigned to our lender and to no other party (and the insurance companies issuing such policies had acknowledged such assignment without objection or reservation); (i) was owing from an account debtor which was other than the United States of America or any department, agency or instrumentality thereof; and (j) had not been designated by our lender in its reasonable discretion as unacceptable for any reason by notice to us.



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     The term "Affiliate" was defined in the loan documents as meaning, with reference to any person (including an individual, a corporation, a partnership, a trust, any trade or business and any governmental agency or instrumentality), (i) any director, officer or employee of that person, (ii) any other person controlling, controlled by or under direct or indirect common control of that person, (iii) any other person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that person and (iv) any other person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that person. For purposes of certain enumerated sections of the loan agreement, the term "Affiliate" was also defined to mean, within the meaning of Section 414 of the Internal Revenue Code, (i) any member of a controlled group of corporations which included us, (ii) any trade or business, whether or not incorporated, under common control with us, (iii) any member of an affiliated service group which included us, and (iv) any member of a group treated as a single employer by regulation.

     In general, our loan agreements (which were filed as exhibits 10.1, 10.2, 10.3 and 10.4 to our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998) allowed us to borrow funds from Bank of Canada in a maximum amount that was determined by a formula. The formula contained a "borrowing base," which was defined as "an amount equal to the sum of (i) 80% of the unpaid face amount of all Eligible Accounts, plus (ii) 40% of all Eligible Inventory . . . ," subject to a maximum limit.

     Contrary to the original banking agreements in 1998, the Bank of Canada, subsequent to 1998, took the position that sales by us to DNA Spain did not qualify as an "Eligible Account" for the purposes of determining our borrowing base under our loan agreements. On the basis of our oral discussions with our Bank of Canada loan officers in approximately November of 2000, we believed that Bank of Canada would allow sales to be included in our borrowing base as Eligible Accounts that were made to a company located in the United States that would in turn sell the same goods to DNA Spain. On that basis, we entered into an oral agreement with Sutherland Electric, pursuant to which Sutherland Electric agreed to purchase goods from us and resell those same goods to DNA Spain. Under our arrangement with Sutherland, Sutherland was permitted to receive a one percent profit on the gross value of each invoice. At the time we entered into the agreement with Sutherland Electric, the Bank of Canada was not aware that Sutherland Electric is owned by the brother of Glenn J. Walters, our Chief Executive Officer. Sutherland Electric was chosen by the Company due to the expediency of the transaction and the lower cost to us than that of a larger company. Sutherland Electric agreed that it had a payment obligation for the goods that it purchased from us and was current in making such payments at the time the event of default was declared by Bank of Canada.

     By counting the sales to Sutherland Electric in our borrowing base, Bank of Canada claimed that we had borrowed more on our revolving line of credit with Bank of Canada than we would have been allowed to borrow if those sales had not been included. This amount of over-borrowing related to Sutherland is

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estimated to be approximately $520,895.  Bank of Canada also claimed that we had an additional $352,105 in an overadvanced position (for a total of $873,000) as a result of accounts receivable which had become more than 90 days past due at the time of the bank=s letter. While we believe that we have properly accounted for the revenues generated from all of such sales in our internal books and records and that all of the related accounts receivable qualify as sales to "Eligible Accounts" under the loan documents, all of the affected revenues occurred during the fourth quarter and consequently have not yet been reflected in any periodic or other reports filed with the Securities and Exchange Commission.

     During the course of our audit for our fiscal year ended December 31, 2000 we informed our auditors, Ernst & Young LLP ("Ernst & Young"), that Sutherland Electric should be regarded as a "related party" in the notes to our audited financial statements, and explained the family relationship to Ernst & Young. Ernst & Young then inquired as to whether Bank of Canada was aware that Sutherland Electric was owned by Mr. Walters' brother. As such disclosure had not been previously made, we informed Bank of Canada of this relationship at Ernst & Young's request. After one or two weeks of discussion, Bank of Canada decided to take the position the sales to Sutherland Electric were not "Eligible Accounts" and declared an "Event of Default" under the loan documents. At that point Ernst & Young resigned as our auditors.

     While not directly related to the dispute with Bank of Canada, but potentially contributing to the Company=s lack of adequate liquidity, in October 2000 we requested Ernst & Young investigate in detail related party transactions between Mr. Boxall, DNA ADTECH and other companies owned in part or in their entirety by Mr. Boxall. The Company has now asked its legal counsel to commence an internal investigation with respect to transactions between DNA Spain and certain entities that are owned, controlled or otherwise affiliated with Alexander Boxall. The purpose of the investigation is to determine whether or not DNA Spain received all of the monies that it was entitled to receive in connection with these transactions. Pursuant to a letter from Alexander Boxall dated March 27, 2001, Mr. Boxall resigned his positions as the President and a director of our company.
















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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED DEPOSITION TECHNOLOGIES, INC.



Date:  April 20, 2001                  By:  /s/ Glenn J. Walters
                                            Glenn J. Walters
                                            Chief Executive Officer









































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                             EXHIBIT INDEX
                             -------------

Exhibit                                     Description
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16.1                                        Letter from Ernst & Young LLP
                                            dated April 10, 2001*

     *    Previously filed.